As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(Address of principal executive offices)

Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan
(Full title of the plans)

Frank C. Ingriselli
Chief Executive Officer
PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(Name and address of agent for service)

(855) 733-2685
(Telephone number, including area code, of agent for service)

Copy to:
David M. Loev, Esq.
John S. Gillies, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Facsimile: (713) 524-4122

Indicate by check mark (☑) whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐Non-accelerated filer	☑ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	3,255,000 shares (3)	$0.53 (4)	$1,725,150	$200.46

Common Stock, par value $0.001 per share	1,670,000 shares (5)	$0.53 (4)	$885,100	$102.85

Common Stock, par value $0.001 per share	175,000 shares (6)	$1.94(7)	$339,500	$39.45

Total	5,100,000 shares		$2,949,750	$342.76

(1)
This Registration Statement on Form S-8 relates to the Amended and Restated 2012 Equity Incentive Plan (the "2012 Plan") of PEDEVCO CORP. (the "Registrant" or the "Company"). An aggregate of 7,000,000 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock") have been or may be issued under the 2012 Plan. Of the 7,000,000 shares, 2,000,000 shares were previously registered (the "Previously Registered Shares") under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the Registrant's Registration Statement of Form S-8 (File No. 333-192002). The Registrant previously paid the registration fee for the Previously Registred Shares. Registered in this Registration Statement are (a) an additional 3,255,000 shares of Common Stock reserved for future issuance under the 2012 Plan (see note(3)), the offer and sale of which are being registered herein; (b) 1,670,000 restricted shares of Common Stock previously issued under the 2012 Plan, the resale of which are being registered herein, which number includes 100,000 restricted shares of common stock previously registered under the Securities Act in connection with the Previously Registered Shares (see Note (5)); and (c) 175,000 shares of Common Stock issuable upon the exercise of outstanding options granted under the 2012 Plan (see Note (6)).

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(3)	Represents shares reserved for issuance pursuant to future awards under the Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan.

(4)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of the Registrant’s common stock on December 18, 2014, as reported on the NYSE MKT.

(5)	Represents restricted shares of common stock issued to employees of the Registrant pursuant to the Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan to be registered for resale.

(6)	Represents shares issuable upon exercise of outstanding options issued to employees of the Registrant under the Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan on July 1, 2014, with an exercise price of $1.94 per share.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the price at which such options may be exercised.

 EXPLANATORY NOTE

PEDEVCO Corp. (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-192002)(the “Prior Registration Statement”), relating to the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”), the Pacific Energy Development Corp. 2012 Equity Incentive Plan (the “2012 PEDCO Plan”) and certain options granted pursuant to written stock option agreements (the “Option Agreements”). Under the Prior Registration Statement, the Registrant registered an aggregate of 2,118,386 shares of common stock, par value $0.001 per share (“Common Stock”) to be offered and sold under the 2012 Plan, the 2012 PEDCO Plan or the Option Agreements, as applicable.

This Registration Statement relates to securities of the same class as to which the Prior Registration Statement relates. As such, and as permitted by Instruction E of Form S-8, the contents of the Prior Registrant Statement filed by the Registrant on Form S-8 on October 31, 2013, is incorporated herein by reference and made a part of this Registration Statement, except for Items 3, 7, 8 and 9 of Part II which are being updated by this Registration Statement. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

The Board of Directors of the Registrant approved an amendment (the “Amendment”) to the 2012 Equity Incentive Plan of the Registrant on April 23, 2014 to increase the number of shares available for the grant of awards under the 2012 Equity Incentive Plan by 5,000,000 shares. The Amendment was subject to stockholder approval. On June 27, 2014, the Amendment was approved by stockholders at the Registrant’s annual meeting of stockholders. The Registrant has filed this Registration Statement to register under the Securities Act of 1933, as amended, (a) an additional 3,255,000 shares of Common Stock reserved for future issuance under the 2012 Plan, the offer and sale of which are being registered herein; (b) 1,670,000 restricted shares of Common Stock previously issued under the 2012 Plan, the resale of which are being registered herein, which number includes 100,000 restricted shares of common stock previously registered under the Securities Act in connection with the October 31, 2013, Registration Statement on Form S-8; and (c) 175,000 shares of Common Stock issuable upon the exercise of outstanding options granted under the 2012 Plan.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “control securities” or "restricted securities," within the meaning of Form S-8, by certain of the Company’s shareholders, as more fully set forth therein. The resale prospectus relates to shares of common stock, $0.001 par value per share, the Registrant previously issued to certain employees of the Company pursuant to the Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

PEDEVCO CORP.
1,670,000 SHARES OF COMMON STOCK

This reoffer prospectus covers the resale of an aggregate of up to 1,670,000 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by the selling stockholders listed in this prospectus, certain of whom are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The selling stockholders acquired such shares pursuant to grants and awards made under the Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan, referred to in this prospectus as the “Plan.”

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of Common Stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Shares of our Common Stock are listed on the NYSE MKT under the symbol “PED.” On December 18, 2014, the last reported sale price of our Common Stock was $0.542 per share.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. In reviewing this reoffer prospectus, you should carefully consider the matters described under the heading “Risk Factors” beginning on page  6 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December  19, 2014.

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “PEDEVCO,” “we,” “us,” “our,” “ours” and similar terms refer to PEDEVCO Corp. and its consolidated subsidiaries.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the selling stockholders presently intend to sell any or all of the shares so listed.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholders are offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the sale of the Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s (the “SEC’s”) offices mentioned under the heading “Where You Can Find More Information.”

Our logo and other trade names, trademarks, and service marks of PEDEVCO Corp. appearing in this prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus and incorporated by reference herein are based on independent industry publications, government publications and other published independent sources.  Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information.  Some data is also based on our good faith estimates. While we believe the market data included in this prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page  6 of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus. It does not contain all of the information you should consider. As such, before making an investment decision, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our securities as discussed under “Risk Factors” herein and therein.

Overview

We are an energy company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the Denver-Julesberg Basin (“D-J Basin”) in Colorado, which contains hydrocarbon bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, J-Sand, and D-Sand.  As of September 30, 2014, we held approximately 16,511 net operated D-J Basin acres located in Weld and Morgan Counties, Colorado, comprised of approximately 2,379 net operated acres in the Wattenberg Extension area of the D-J Basin we previously referred to as our “Niobrara Asset,” and 14,132 net operated acres in the Wattenberg and Wattenberg Extension areas of the D-J Basin that we recently acquired from Continental Resources, Inc. (“Continental”) and previously referred to as our “Wattenberg Asset,” which we now collectively refer to as our “D-J Basin Asset.”  Our wholly-owned subsidiary, Red Hawk Petroleum, LLC (“Red Hawk”), currently holds interests in 53 wells in our D-J Basin Asset, 14 of which are operated by Red Hawk and currently producing, 17 of which are non-operated and Red Hawk has an after-payout interest in 22.  We also operate 5 additional wells in our D-J Basin Asset through Condor Energy Technology, LLC (“Condor”), our partially-owned subsidiary.  We believe our current D-J Basin Asset could contain approximately a gross total of 1,300 gross (166 net) drilling locations, based on 40 and 80 acre spacing.

In addition, as of September 30, 2014, we had approximately 6,686 gross (3,283 net acres) of oil and gas properties in the Mississippian Lime play located in Comanche, Harper, and Kiowa Counties, Kansas, which we own an indirect 49% working interest in and operate, which we refer to as our “Mississippian Asset.”  We hold the Mississippian Asset pursuant to a term assignment which expires on December 29, 2014. If we drill at least three horizontal wells on these leasehold interests prior to this date, then we have the option, in our sole discretion, to extend the primary term with respect to some or all of the leases subject to the assignment for an additional one (1) year period upon payment of an additional $200 per net acre covered by the leases upon which the option is exercised.  We do not believe we will be able to drill and complete the three horizontal wells necessary to hold this acreage by December 29, 2014.  However, we are in current discussions to extend the primary term of the term assignment and are hopeful that an extension will be obtained, although there can be no assurances that an extension will be obtained on commercially reasonable terms, or at all.  If we successfully obtain the primary term assignment extension, we anticipate that the drilling of the three wells will commence in the first half of 2015.  If, however, we are unsuccessful in obtaining an extension of the primary term assignment, and our term assignment expires with respect to the Mississippian Asset, we will likely be required to impair the Mississippian Asset in full.

We have also entered into agreements to acquire a 5% interest in a Canadian publicly-traded company which is in the process of acquiring a 100% working interest in production and exploration licenses covering an approximate 380,000 acre oil and gas producing asset located in the Pre-Caspian Basin in Kazakhstan, which we plan to close upon receipt of required approvals from the Kazakhstan government and satisfaction of other customary closing conditions, which are planned to be satisfied on or before July 2015.

We believe that the D-J Basin shale play represents among the most promising unconventional oil and natural gas plays in the U.S. We plan to continue to seek additional acreage proximate to our currently held core acreage located in the Wattenberg and Wattenberg Extension areas of Weld County, Colorado.  Our strategy is to be the operator, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan. The majority of our capital expenditure budget for the next 12 calendar months will be focused on the acquisition, development and expansion of our D-J Basin Asset.  Due to unexpected delays in obtaining necessary spacing, pooling and drilling permits, and securing required drilling, completion, and water sourcing and disposal vendors and resources, we have been delayed in executing upon our anticipated full development plan for 2014 by approximately six months.  Accordingly, we plan to drill and complete, and participate in the drilling and completion of, approximately 19 additional total wells (equivalent to 3 net wells to us) in our D-J Basin Asset through mid-2015, including both operated and non-operated wells, 11 of which will be long lateral wells.  We plan to utilize projected cash flow from operations, the approximately $13.5 million gross ($11.0 million net, after origination-related fees and expenses) available under our current senior debt facility, our cash on hand, and proceeds from future potential debt and/or equity financings to fund our operations and business plan.

Condor Energy Technology LLC (“Condor”), in which we own a 20% interest and manage with an affiliate of MIE Holdings Corporation (described in greater detail below under “Strategic Alliances” – “MIE Holdings”), has drilled, completed and operates five horizontal wells in the D-J Basin Asset, all from the Niobrara “B” Bench target zone.  The day-to-day operations of Condor are managed by our management, and Condor’s Board of Managers is comprised of our Chief Executive Officer, Mr. Frank Ingriselli, and two designees of MIE Holdings Corporation (“MIE Holdings”). In addition, as of September 30, 2014, MIE Holdings had loaned us approximately $6.17 million to fund operations and development of the Niobrara Asset.  The Company uses the equity method to account for its 20% ownership in Condor.  Accordingly, all assets and liabilities of Condor are reflected as equity investment in our consolidated balance sheets and all revenues, operating expenses and other income and expenses are reflected as earnings/loss on equity investments in our consolidated statements of operations in accordance with U.S. generally accepted accounting principles (“GAAP”) reporting requirements.

We have listed below the total production volumes and total revenue net to the Company for the three and nine months ended September 30, 2014 and 2013 attributable to our D-J Basin Asset, including the calculated production volumes and revenue numbers for our D-J Basin Asset held indirectly through Condor that would be net to our interest if reported on a consolidated basis.

	Three months ending September 30, 2013	Three months ending September 30, 2014
Oil volume (BBL)	4,492	12,353
Gas volume (MCF)	5,135	27,790
Volume equivalent (BOE) (1)	5,348	16,984
Revenue (000’s)	$463	$1,187

	Nine months ending September 30, 2013	Nine months ending September 30, 2014
Oil volume (BBL)	12,536	46,882
Gas volume (MCF)	10,996	68,149
Volume equivalent (BOE) (1)	14,369	58,240
Revenue (000’s)	$1,224	$4,496

(1) 6 Mcf of natural gas is equivalent to 1 barrel of oil.

Business Strategy

We believe that the D-J Basin shale play represents among the most promising unconventional oil and natural gas plays in the U.S. We plan to continue to seek additional acreage proximate to our currently held core acreage located in the Wattenberg and Wattenberg Extension areas of Weld County, Colorado.  Our strategy is to be the operator, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan. The majority of our capital expenditure budget for the next 12 calendar months will be focused on the acquisition, development and expansion of our D-J Basin Asset.  Due to unexpected delays in obtaining necessary spacing, pooling and drilling permits, and securing required drilling, completion, and water sourcing and disposal vendors and resources, we have been delayed in executing upon our anticipated full development plan for 2014 by approximately 6 months.  Accordingly, we plan to drill and complete, and participate in the drilling and completion of, approximately 19 additional total wells (equivalent to  3 net wells to us) in our D-J Basin Asset through mid-2015, including both operated and non-operated wells, 11 of which will be long lateral wells.  We plan to utilize projected cash flow from operations, the approximately $13.5 million gross ($11.0 million net, after origination-related fees and expenses) available under our current senior debt facility, cash on hand, and proceeds from future potential debt and/or equity financings to fund our operations and business plan.

Strategic Alliances

Golden Globe

On March 7, 2014, in connection with our acquisition of certain assets in the D-J Basin from Continental, we entered into a $50 million 3-year term debt facility (the “Senior Notes”) with various investors including RJ Credit LLC, a subsidiary of a New York-based investment management group with more than $1.3 billion in assets under management specializing in resource investments.  As part of the transaction, Golden Globe Energy Corp. (“Golden Globe”) (an affiliate of RJ Credit LLC) acquired (i) an equal 13,995 net acre position in the assets acquired from Continental, and (ii) 50% of our ownership interest in Pacific Energy Development MSL, LLC, which holds our Mississippian Asset, thereby making Golden Globe an equal working interest partner with us in the development of our D-J Basin and Mississippian Assets, allowing us to undertake a more aggressive drilling and development program in 2014 and beyond.

MIE Holdings

Through the relationships developed by our founder and Chief Executive Officer, Frank Ingriselli, we formed a strategic relationship with MIE Holdings Corporation (Hong Kong Stock Exchange code: 1555.HK), one of the largest independent upstream onshore oil companies in China, which we refer to as MIE Holdings, to assist us with our plans to develop unconventional shale properties and explore acquisition opportunities in Asia. According to information provided by MIE Holdings, MIE Holdings has drilled and currently operates over 2,000 oil wells in China and Kazakhstan and brings extensive drilling and completion experience and expertise, as well as a strong geological team. MIE Holdings has also been a significant investor in our operations as discussed below. A portion of our D-J Basin Asset is held all or in part by Condor, which is a Nevada limited liability company owned 20% by us and 80% by an affiliate of MIE Holdings.  Condor also drilled, completed and operates five of our horizontal wells.

MIE Holdings has been a valuable partner providing us necessary capital in the early stages of our development. It purchased 1,333,334 shares of our Series A preferred stock, which were automatically converted into 1,333,334 shares of our Common Stock in January 2013 and are still held by MIE Holdings, and acquired an 80% interest in Condor for total consideration of $3 million, and as of September 30, 2014, had loaned us $6.17 million through a short-term note (the “MIEJ Note”) to fund operations and development of the D-J Basin acreage operated by Condor, and $432,433 toward the acquisition of the Mississippian Asset, of which we repaid $432,433 in March 2014.

On October 8, 2014, MIE Holdings provided us the expected written notice stating that the MIEJ Note was past due and payable. Pursuant to the subordination language in the MIEJ Note, as amended, MIE Holdings agreed to subordinate the MIEJ Note to indebtedness for money borrowed from any bank or other non-affiliated financial institution or investment group incurred by the Company in excess of $10 million, which subordinated the MIEJ Note to the Senior Notes issued on March 7, 2014. Notwithstanding the notice from MIE Holdings and the Company’s confidence based on the subordination language in the MIEJ Note that no payments are due or payable at this time, it is the Company’s desire that with approval of the holders of the Senior Notes, the Company will be able to use a portion of the Company’s available cash flow from operations to make payments from time to time on the MIEJ Note prior to the maturity of the Senior Notes in March 2017.

STXRA

On October 4, 2012, we established a technical services subsidiary, Pacific Energy Technology Services, LLC, which is 70% owned by us and 30% owned by South Texas Reservoir Alliance, LLC, which we refer to as STXRA, through which we plan to provide acquisition, engineering, and oil drilling and completion technology services in joint cooperation with STXRA in the United States. While Pacific Energy Technology Services, LLC currently has no operations, only nominal assets and liabilities and limited capitalization, we anticipate actively developing this venture in 2015.

STXRA is a consulting firm specializing in the delivery of petroleum resource acquisition services and practical engineering solutions to clients engaged in the acquisition, exploration and development of petroleum resources. In April 2011, we entered into an agreement of joint cooperation with STXRA in an effort to identify suitable energy ventures for acquisition by us, with a focus on plays in shale oil and natural gas bearing regions in the United States. According to information provided by STXRA, the STXRA team has experience in their collective careers of drilling and completing horizontal wells, including over 100 horizontal wells with lengths exceeding 4,000 feet from 2010 to 2014, as well as experience in both slick water and hybrid multi-stage hydraulic fracturing technologies and in the operation of shale wells and fields. We believe that our relationship with STXRA, both directly and through our jointly-owned Pacific Energy Technology Services LLC services company, will supplement the core competencies of our management team and provide us with petroleum and reservoir engineering, petrophysical, and operational competencies that will help us to evaluate, acquire, develop and operate petroleum resources in the future.

The following chart reflects our current organizational structure:

Senior Management and Board
Frank C. Ingriselli
Michael L. Peterson
Clark R. Moore
Elizabeth P. Smith
David C. Crikelair
(13.5%*)
Significant Stockholders
Yao Hang Finance (Hong Kong) Limited (10%*)
Public Stockholders
(76.5%*)
PEDEVCO Corp.
Texas Corporation
Pacific Energy Development Corp. (PEDCO)
• Nevada corporation
• Holds portion of D-J Basin Asset
• Holds Kazakhstan Opportunity
Pacific Energy Development MSL, LLC
Nevada limited liability company
50% owned by PEDCO and 50% owned by Golden Globe Energy Corp.
Holds Mississippian Asset
PACIFIC ENERGY
DEVELOPMENT MSL
Pacific Energy Technical Services, LLC
Nevada limited liability company
70% owned by PEDCO and 30% owned by STXRA
Vehicle for providing technical services
PACIFIC ENERGY
TECHNICAL SERVICES, LLC
Condor Energy Technology LLC
Nevada limited liability company
20% owned by PEDCO and 80% owned by MIE Holdings
Operates 5 wells in D-J Basin Asset
CONDOR
ENERGY
Red Hawk Petroleum, LLC
Nevada limited liability company
100% owned by PEDEVCO Corp.
Holds majority of D-J Basin Asset, including interests in 53 wells
REDHAWK
PETROLEUM

*Represents percentage of voting power based on 33,117,516 shares of Common Stock outstanding as of December 17, 2014, and excludes voting power to be acquired upon exercise of outstanding options or warrants, or conversion of convertible promissory notes.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our principal office is located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506. Our phone number is (855) 733-2685.  Our website address is www.pacificenergydevelopment.com.  Information on our website or any other website is not, and will not be a part of this prospectus and is not, and will not be, incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K for the year ended December 31, 2013, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which are incorporated by reference in this prospectus. For more information, see “Incorporation of Certain Documents By Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our Common Stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face.  Additional risks and uncertainties not presently known to us may also impair our business operations.  If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent.  In that event, the trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

Our securities are subject to the following risk factors:

Risks Related to Our Common Stock

We currently have an illiquid and volatile market for our Common Stock, and the market for our Common Stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our Common Stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our Common Stock include:

●	our actual or anticipated operating and financial performance and drilling locations, including reserves estimates;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

●	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements and filings with the SEC;

●	sales of our Common Stock by us or other shareholders, or the perception that such sales may occur;

●	the limited amount of our freely tradable Common Stock available in the public marketplace;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors presented in this prospectus;

●	the recruitment or departure of key personnel;

●	commencement of, or involvement in, litigation;

●	the prices of oil and natural gas;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	changes in market valuations of companies similar to ours; and

●	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our Common Stock is listed on the NYSE MKT under the symbol “PED.”  Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock.  Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our Common Stock. Shareholders and potential investors in our Common Stock should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our Common Stock, investors may not be interested in owning our Common Stock because of the inability to acquire or sell a substantial block of our Common Stock at one time.  Such illiquidity could have an adverse effect on the market price of our Common Stock.  In addition, a shareholder may not be able to borrow funds using our Common Stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our Common Stock will develop or, if one develops, be sustained.

An active liquid trading market for our Common Stock may not develop in the future.

Our Common Stock currently trades on the NYSE MKT, although our Common Stock’s trading volume is very low.   Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. However, our Common Stock may continue to have limited trading volume, and many investors may not be interested in owning our Common Stock because of the inability to acquire or sell a substantial block of our Common Stock at one time.  Such illiquidity could have an adverse effect on the market price of our Common Stock.  In addition, a shareholder may not be able to borrow funds using our Common Stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our Common Stock will develop or, if one develops, be sustained.

We do not presently intend to pay any cash dividends on or repurchase any shares of our Common Stock.

We do not presently intend to pay any cash dividends on our Common Stock or to repurchase any shares of our Common Stock.  Any payment of future dividends will be at the discretion of the Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant.  Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available.  Accordingly, you may have to sell some or all of your Common Stock in order to generate cash flow from your investment, and there is no guarantee that the price of our Common Stock that will prevail in the market will ever exceed the price paid by you.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE MKT, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time.  Among other things, we must:

●
establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NYSE MKT;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Common Stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage.  These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee, and qualified executive officers.

Future sales of our Common Stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our Common Stock could also depress the market price of our Common Stock.  Up to $100,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 (File No. 333-191869) that we filed with the Securities and Exchange Commission on October 23, 2013, and which was declared effective on November 5, 2013.  To date, an aggregate of $14,705,275 in securities have been sold by us under the Form S-3, leaving $85,294,725 in securities which will be eligible for sale in the public markets from time to time, when sold and issued by us, subject to the requirements of Form S-3, which limits us, until such time, if ever, as our public float exceeds $75 million, from selling securities in a public primary offering under Form S-3 with a value exceeding more than one-third of the aggregate market value of the Common Stock held by non-affiliates of the Company every twelve months.  Additionally, if our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline significantly.  The market price for shares of our Common Stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities.

Our outstanding options, warrants and convertible securities may adversely affect the trading price of our Common Stock.

As of December 17, 2014, there were outstanding stock options to purchase approximately 1,827,224 shares of our Common Stock, outstanding warrants to purchase approximately 6,594,129 shares of Common Stock, and subordinated convertible promissory notes with a current aggregate principal amount of approximately $555,000, which are convertible at any time by the holders into a number of shares of our Common Stock determined by dividing the conversion dollar amount by the greater of (i) 80% of the average closing price per share of our publicly traded Common Stock for the five (5) trading days immediately preceding the date of the conversion notice provided by the holder, and (ii) $0.50 per share.  For the life of the options,  warrants and subordinated convertible promissory notes, the holders have the opportunity to profit from a rise in the market price of our Common Stock without assuming the risk of ownership.   The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our Common Stock. We have previously registered (on Form S-8) certain shares of our Common Stock issuable or reserved for issuance under our equity incentive plans. Subject to the satisfaction of vesting conditions, the expiration of lockup agreements, any management 10b5-1 plans and certain restrictions on sales by affiliates, shares registered under registration statements on Form S-8 will be available for resale immediately in the public market without restriction.

We cannot predict the size of future issuances of our Common Stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our Common Stock may have on the market price of our Common Stock. Sales or distributions of substantial amounts of our Common Stock (including shares issued in connection with an acquisition and registered herein), or the perception that such sales could occur, may cause the market price of our Common Stock to decline.

Five of our directors and executive officers own approximately 13.5% of our Common Stock, and one of our major shareholders owns approximately 10% of our Common Stock, which may give them influence over important corporate matters in which their interests are different from your interests.

Five of our directors and executive officers beneficially own approximately 13.5% of our outstanding shares of Common Stock, and our largest non-director or officer shareholder owns approximately 10% of our outstanding shares of Common Stock (excluding the exercise of warrants held thereby) based on a total of 33,117,516 shares of Common Stock outstanding as of the date of this prospectus. These directors, executive officers and major shareholder will be positioned to influence or control to some degree the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of amendments to our certificate of formation or bylaws and the approval of mergers and other significant corporate transactions.  These directors, executive officers and major shareholder, subject to any fiduciary duties owed to the shareholders generally, may have interests different than the rest of our shareholders.  Their influence or control of our company may have the effect of delaying or preventing a change of control of our company and may adversely affect the voting and other rights of other shareholders.  In addition, due to the ownership interest of these directors and officers in our Common Stock, they may be able to remain entrenched in their positions.

Provisions of Texas law may have anti-takeover effects that could prevent a change in control even if it might be beneficial to our shareholders.

Provisions of Texas law may discourage, delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.  Under Texas law, a shareholder who beneficially owns more than 20% of our voting stock, or any “affiliated shareholder,” cannot acquire us for a period of three years from the date this person became an affiliated shareholder, unless various conditions are met, such as approval of the transaction by our Board of Directors before this person became an affiliated shareholder or approval of the holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder.

Our Board of Directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our Common Stock and make a change of control of our company more difficult even if it might benefit our shareholders.

Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock.   Shares of preferred stock may be issued by our Board of Directors without shareholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of Common Stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders including having a preference over our Common Stock with respect to dividends or distributions on liquidation or dissolution.

Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders.  As a result, the issuance of shares of Common Stock and/or preferred stock may cause the value of our securities to decrease.

Securities analysts may not cover, or continue to cover, our Common Stock and this may have a negative impact on our Common Stock’s market price.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We currently only have a few independent analysts that cover our Common Stock, and these analysts may discontinue coverage of our Common Stock at any time.  Further, we may not be able to obtain additional research coverage by independent securities and industry analysts. If no independent securities or industry analysts continue coverage of us, the trading price for our Common Stock could be negatively impacted. If one or more of the analysts who covers us downgrades our Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of shares of our Common Stock, preferred stock or warrants to purchase shares of our Common Stock. Our Board of Directors has authority, without action or vote of the shareholders, subject to the requirements of the NYSE MKT (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of Common Stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of Common Stock, preferred stock or warrants to purchase such shares of Common Stock. In addition, we may attempt to raise capital by selling shares of our Common Stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute Common Stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

If we are delisted from the NYSE MKT, your ability to sell your shares of our Common Stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our Common Stock is delisted, it could come within the definition of “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

Due to the fact that our Common Stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our costs and expenses.

We are currently required to file annual and quarterly information and other reports with the  Commission that are specified in Sections 13 and 15(d) of the Exchange Act.  Additionally, due to the fact that our Common Stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require NYSE approval for such transactions and/or NYSE rules may require us to obtain shareholder approval for such transactions.

Future sales of our Common Stock by our existing shareholders could cause our stock price to decline.

If our shareholders sell substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our Common Stock could also depress the market price of our Common Stock. The market price for shares of our Common Stock may drop significantly if a large number of shares are sold. A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities.

There may be future sales of our Common Stock, which could adversely affect the market price of our Common Stock and dilute a shareholder’s ownership of Common Stock.

The exercise of any options granted to executive officers and other employees under our equity compensation plans, and other issuances of our Common Stock could have an adverse effect on the market price of the shares of our Common Stock. We are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of Common Stock, provided that we are subject to the requirements of the NYSE MKT (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of Common Stock or voting rights representing over 20% of our then outstanding shares of stock). Sales of a substantial number of shares of our Common Stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our Common Stock and dilute their stock holdings in us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents or information incorporated by reference herein and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements may include statements about our:

●	business strategy;

●	reserves;

●	technology;

●	cash flows and liquidity;

●	financial strategy, budget, projections and operating results;

●	oil and natural gas realized prices;

●	timing and amount of future production of oil and natural gas;

●	availability of oil field labor;

●	the amount, nature and timing of capital expenditures, including future exploration and development costs;

●	availability and terms of capital;

●	drilling of wells;

●	government regulation and taxation of the oil and natural gas industry;

●	marketing of oil and natural gas;

●	exploitation projects or property acquisitions;

●	costs of exploiting and developing our properties and conducting other operations;

●	general economic conditions;

●	competition in the oil and natural gas industry;

●	effectiveness of our risk management and hedging activities;

●	environmental liabilities;

●	compliance with debt covenants;

●	use of proceeds from this offering;

●	potential future transactions;

●	counterparty credit risk;

●	developments in oil-producing and natural gas-producing countries;

●	future operating results;

●	estimated future reserves and the present value of such reserves; and

●	plans, objectives, expectations and intentions contained in this prospectus supplement and the accompanying prospectus that are not historical.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus and any prospectus supplement which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus and any prospectus supplement reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of oil and natural gas, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

●	changes in production volumes and worldwide demand, including economic conditions that might impact demand;

●	volatility of commodity prices for oil and natural gas;

●	the impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement related to those laws and regulations, liabilities arising thereunder and the costs to comply with those laws and regulations;

●	changes in estimates of proved reserves;

●	inaccuracy of reserve estimates and expected production rates;

●	risks incidental to the production of oil and natural gas;

●	our future cash flows, liquidity and financial condition;

●	competition in the oil and gas industry;

●	availability and cost of capital;

●	impact of environmental events, governmental and other third-party responses to such events, and our ability to insure adequately against such events;

●	cost of pending or future litigation;

●	the effect that acquisitions we may pursue have on our capital expenditures and infrastructure;

●	purchase price or other adjustments relating to asset acquisitions or dispositions that may be unfavorable to us;

●	our ability to retain or attract senior management and key technical employees;

●	our ability to successfully acquire and integrate acquisitions; and

●	success of strategic plans, expectations and objectives for our future operations.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus or any prospectus supplement, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus and any prospectus supplement, or to reflect the occurrence of unanticipated events.

           You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the Common Stock covered by this prospectus are solely for the accounts of the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 1,670,000 shares of our Common Stock previously granted under the Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8.

The following table sets forth, as of December 17, 2014, the number of shares beneficially owned by each current selling stockholder. The number of shares in the column “Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering” represents the total number of shares that a selling stockholder currently owns or has the right to acquire within sixty (60) days of December  17, 2014. The number of shares in the column “Number of Shares of Our Common Stock that May be Sold” represents all of the shares that a selling stockholder may offer under this reoffer prospectus. The table and footnotes assume that the selling stockholders will sell all of the shares listed in the column “Number of Shares of Our Common Stock that May be Sold.” However, because the selling stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

The address of each selling stockholder is c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Name of Selling Stockholder	Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Our Common Stock that May be Sold		Number of Shares of Our Common Stock Beneficially Owned After the Offering	Percentage of Shares of Our Common Stock Beneficially Owned After The Offering(1)
Frank C. Ingriselli (2)	Chairman of the Board of Directors and Chief Executive Officer	2,508,135	(7)	540,000	(12)	1,968,135	5.9%
Michael L. Peterson (3)	President and Chief Financial Officer	1,613,733	(8)	595,000	(13)	1,018,733	3.1%
Clark R. Moore (4)	Executive Vice President, General Counsel and Secretary	1,357,761	(9)	350,000	(14)	1,007,761	3.0%
Gregory L. Overholtzer (5)	Vice President of Finance	277,084	(10)	85,000	(15)	192,084	*
Daniel F. Mason (6)	Vice President of Corporate Development	100,000	(11)	100,000	(16)	-	*
				1,670,000
*	Less than 1%.
(1)
Based upon 33,117,516 shares of Common Stock outstanding on December 17, 2014. Shares of restricted Common Stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such shares for the purpose of computing the percentage ownership of such selling stockholder and are treated as outstanding for the purpose of computing the percentage ownership of each of the other selling stockholders.

(2)
Mr. Ingriselli has served as our Executive Chairman of the Board and Chief Executive Officer since our acquisition of Pacific Energy Development (“Pacific Energy Development”) in July 2012.  Mr. Ingriselli has served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011.  Mr. Ingriselli served as the President of the Company from July 2012 to October 2014.

(3)
Mr. Peterson has served as our Chief Financial Officer since our acquisition of Pacific Energy Development in July 2012. Since October 2014, Mr. Peterson has served as President of the Company. Between July 2012 and October 2014, Mr. Peterson served as our Executive Vice President. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer of Pacific Energy Development in June 2012, and served as a member of the Company’s Board of Directors from July 2012 to September 2013.  Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of the Company.

(4)
Mr. Moore has served as our Executive Vice President, General Counsel, and Secretary since our acquisition of Pacific Energy Development in July 2012 and has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011.

(5)	Mr. Overholtzer has served as an employee of the Company since June 2012.
(6)	Mr. Mason has served as an employee of the Company since October 2014.
(7)
Includes: (a) 1,250,191 fully-vested shares of common stock held by Mr. Ingriselli; (b) 270,000 shares of common stock held by Mr. Ingriselli which vest with respect to 67,500 of the shares on each of February 9, 2015, August 9, 2015, February 9, 2016 and August 9, 2016; (c) options to purchase 390,800 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $0.51 per share; (d) warrants exercisable for 38,096 shares of common stock at $2.34 per share held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”), which expire on December 16, 2017; (e) warrants exercisable for 19,048 shares of common stock at $5.25 per share held by GVEST which expire on March 22, 2017; and (f) 540,000 shares of common stock issued on July 1, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 9 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 10% vests on the 18 month anniversary of the grant; 10% vests on the 24 month anniversary of the grant; 10% vests on the 30 month anniversary of the grant; and the remaining 10% vests on the 36 month anniversary of the grant (which shares are being registered in this reoffer prospectus). Mr. Ingriselli has voting control over his unvested shares of common stock.

(8)
Consisting of the following: (a) 36,668 fully-vested shares of common stock held by Mr. Peterson’s minor children; (b) 350,307 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own); (c) 195,000 shares of common stock held by Mr. Peterson which vest with respect to 48,750 of the shares on February 9, 2015, August 9, 2015, February 9, 2016 and August 9, 2016; (d) options to purchase 100,000 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.24 per share; (e) options to purchase 333,334 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.51 per share; (f) 3,424 shares of common stock underlying currently exercisable options, of which options to purchase 2,977 shares are exercisable at $30.24 per share and options to purchase 447 shares are exercisable at $67.20 per share; (g) 395,000 shares of common stock issued on July 1, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 9 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 10% vests on the 18 month anniversary of the grant; 10% vests on the 24 month anniversary of the grant; 10% vests on the 30 month anniversary of the grant; and the remaining 10% vests on the 36 month anniversary of the grant (which shares are being registered in this reoffer prospectus); and (h) 200,000 shares of common stock issued on October 8, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 15% vests on the 18 month anniversary of the grant; 15% vests on the 24 month anniversary of the grant; 15% vests on the 30 month anniversary of the grant; and the remaining 15% vests on the 36 month anniversary of the grant (which shares are being registered in this reoffer prospectus). Mr. Peterson has voting control over his unvested shares of common stock.

(9)
Includes: (a) 540,234 fully-vested shares of common stock; (b) 28,667 fully-vested shares of common stock held by each of Mr. Moore’s two minor children, which he is deemed to beneficially own; (c) 174,000 shares of common stock held by Mr. Moore which vest with respect to 43,500 of the shares on each of February 9, 2015, August 9, 2015, February 9, 2016 and August 9, 2016; (d) options to purchase 233,334 shares of common stock exercisable by Mr. Moore at an exercise price of $0.51 per share; (e) warrants exercisable for 1,906 shares of common stock at $2.34 per share held by Mr. Moore which expire December 16, 2017; (f) warrants exercisable for 953 shares of common stock at $5.25 per share held by Mr. Moore which expire March 22, 2017; and (g) 350,000 shares of common stock issued on July 1, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 9 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 10% vests on the 18 month anniversary of the grant; 10% vests on the 24 month anniversary of the grant; 10% vests on the 30 month anniversary of the grant; and the remaining 10% vests on the 36 month anniversary of the grant (which shares are being registered in this reoffer prospectus).  Mr. Moore has voting control over his unvested shares of common stock.

(10)
Includes:  (a) 22,417 fully-vested shares of common stock; (b) 42,000 shares of common stock held by Mr. Overholtzer which vest with respect to 10,500 of the shares on each of February 9, 2015, August 9, 2015, February 9, 2016 and August 9, 2016; (c) 85,000 shares of common stock issued on July 1, 2014, of which 25% vests on the 6 month anniversary of the grant; 15% vests on the 12 month anniversary of the grant; 15% vests on the 18 month anniversary of the grant; 15% vests on the 24 month anniversary of the grant; 15% vests on the 30 month anniversary of the grant; and the remaining 15% vests on the 36 month anniversary of the grant (which shares are being registered in this reoffer prospectus); (d) options to purchase 11,000 shares of common stock exercisable by Mr. Overholtzer at $0.30 per share; and (e) options to purchase 116,667 shares of common stock exercisable by Mr. Overholtzer at $0.51 per share.

(11)
Includes 100,000 shares of common stock issued on October 8, 2014, of which 25% vests on the 6 month anniversary of the grant; 15% vests on the 12 month anniversary of the grant; 15% vests on the 18 month anniversary of the grant;15% vests on the 24 month anniversary of the grant; 15% vests on the 30 month anniversary of the grant; and the remaining 15% vests on the 36 month anniversary of the grant (which shares are being registered in this reoffer prospectus).

(12)
Represents 540,000 shares of common stock issued on July 1, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 9 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 10% vests on the 18 month anniversary of the grant; 10% vests on the 24 month anniversary of the grant; 10% vests on the 30 month anniversary of the grant; and the remaining 10% vests on the 36 month anniversary of the grant.

(13)
Represents: (a) 395,000 shares of common stock issued on July 1, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 9 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 10% vests on the 18 month anniversary of the grant; 10% vests on the 24 month anniversary of the grant; 10% vests on the 30 month anniversary of the grant; and the remaining 10% vests on the 36 month anniversary of the grant; and (b) 200,000 shares of common stock issued on October 8, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 15% vests on the 18 month anniversary of the grant; 15% vests on the 24 month anniversary of the grant; 15% vests on the 30 month anniversary of the grant; and the remaining 15% vests on the 36 month anniversary of the grant.

(14)
Represents 350,000 shares of common stock issued on July 1, 2014, of which 20% vests on the 6 month anniversary of the grant; 20% vests on the 9 month anniversary of the grant; 20% vests on the 12 month anniversary of the grant; 10% vests on the 18 month anniversary of the grant; 10% vests on the 24 month anniversary of the grant; 10% vests on the 30 month anniversary of the grant; and the remaining 10% vests on the 36 month anniversary of the grant.

(15)
Represents 85,000 shares of common stock issued on July 1, 2014, of which 25% vests on the 6 month anniversary of the grant; 15% vests on the 12 month anniversary of the grant; 15% vests on the 18 month anniversary of the grant;15% vests on the 24 month anniversary of the grant; 15% vests on the 30 month anniversary of the grant; and the remaining 15% vests on the 36 month anniversary of the grant.

(16)
Represents 100,000 shares of common stock issued on October 8, 2014, of which 25% vests on the 6 month anniversary of the grant; 15% vests on the 12 month anniversary of the grant; 15% vests on the 18 month anniversary of the grant;15% vests on the 24 month anniversary of the grant; 15% vests on the 30 month anniversary of the grant; and the remaining 15% vests on the 36 month anniversary of the grant.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the selling stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our Common Stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

We will pay the expenses of the registration of our Common Stock sold by the selling stockholders, including, without limitation, SEC filings fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our Common Stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

 LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered in this prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas.

EXPERTS

Our consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, or Form 10-K, as amended by our filing of an Amendment to the Form 10-K on July 1, 2014, have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The revenues and direct operating expenses of oil and gas properties acquired by the Company from Continental Resources, Inc. for the years ended December 31, 2013 and 2012, appearing in the Current Report on Form 8-K/A dated May 21, 2014, have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Certain of our oil and gas reserve estimates that are incorporated herein by reference were based upon reports prepared by Ryder Scott Company, L.P., an independent professional engineering firm specializing in the technical evaluation of oil and gas assets and estimates of future net income. These estimates are included and incorporated by reference herein in reliance on the authority of such firm as an expert in such matters.

Certain of our oil and gas reserve estimates that are incorporated herein by reference were based upon a report prepared by South Texas Reservoir Alliance LLC, an independent professional engineering firm specializing in the technical evaluation of oil and gas assets and estimates of future net income. These estimates are included and incorporated by reference herein in reliance on the authority of such firm as an expert in such matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and the accompanying prospectus and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014, as amended on July 1, 2014;

●
Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 15, 2014, August 13, 2014, and November 14, 2014, respectively;

●
Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 22, 2014 (Form 8-K); February 12, 2014 (Form 8-K); February 13, 2014 (Form 8-K); February 20, 2014 (Form 8-K); February 28, 2014 (Form 8-K); March 6, 2014 (Form 8-K); March 10, 2014 (Form 8-K); April 1, 2014 (Form 8-K); May 21, 2014 (Form 8-K/A); July 3, 2014 (Form 8-K); July 21, 2014 (Form 8-K); August 5, 2014 (Form 8-K); August 14, 2014 (Form 8-K); October 14, 2014 (Form 8-K); and December 3, 2014 (Form 8-K); and

●
The description of our Common Stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Phone: (855) 733-2685
Fax: (925) 403-0703

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors,” “SEC Filings” page of our website at www.pacificenergydevelopment.com. Information on our web site is not part of this prospectus or the accompanying prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement (if any), respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

PEDEVCO CORP.

1,670,000 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

The date of this reoffer prospectus is December  19, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We have filed the following documents with the Securities and Exchange Commission (the “Commission”), each of which is incorporated herein by reference:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014, as amended on July 1, 2014 (the “Annual Report”);

(b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 15, 2014, August 13, 2014 and November 14, 2014, respectively;

(c) Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 16, 2014;

(d) Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 22, 2014 (Form 8-K); February 12, 2014 (Form 8-K); February 13, 2014 (Form 8-K); February 20, 2014 (Form 8-K); February 28, 2014 (Form 8-K); March 6, 2014 (Form 8-K); March 10, 2014 (Form 8-K); April 1, 2014 (Form 8-K); May 21, 2014 (Form 8-K/A); July 3, 2014 (Form 8-K); July 21, 2014 (Form 8-K); August 5, 2014 (Form 8-K); August 14, 2014 (Form 8-K); October 14, 2014 (Form 8-K); and December 3, 2014 (Form 8-K); and

(e) The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 7. Exemption from Registration Claimed.

The shares of our Common Stock that may be reoffered and resold by the selling stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the 2012 Plan and were (a) either registered on a prior Form S-8 Registration Statement; or (b) deemed to either be (1) exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, or (2) issued under a no-sale theory.

Item8. Exhibits

See Exhibit Index.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danville, California, on December 19, 2014.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank C. Ingriselli and Michael L. Peterson as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank C. Ingriselli	Chief Executive Officer and Chairman (principal executive officer)	December 19, 2014
Frank C. Ingriselli

/s/ Michael L. Peterson	Chief Financial Officer and President (principal financial and accounting officer)	December 19, 2014
Michael L. Peterson

/s/ Elizabeth P. Smith	Director	December 19, 2014
Elizabeth P. Smith

/s/ David C. Crikelair	Director	December 19, 2014
David C. Crikelair

EXHIBIT INDEX

Exhibit No.	Description
4.1	PEDEVCO Corp. Amended and Restated 2012 Equity Incentive Plan (included with this registration statement)
4.2	PEDEVCO Corp. 2012 Equity Incentive Plan - Form of Restricted Shares Grant Agreement (1)
4.3	PEDEVCO Corp. 2012 Equity Incentive Plan - Form of Stock Option Agreement (1)
4.4	Pacific Energy Development Corp. 2012 Equity Incentive Plan (1)
4.5	Pacific Energy Development Corp. 2012 Plan - Form of Restricted Shares Grant Agreement (1)
4.6	Pacific Energy Development Corp. 2012 Plan - Form of Stock Option Agreement (1)
4.7	Pacific Energy Development Corp. - Form of Restricted Shares Grant Agreement (1)
4.8	Pacific Energy Development Corp. - Form of Stock Option Agreement (1)
4.9	Consultant Stock Option Agreement, dated October 7, 2011, entered into by and between Michael L. Peterson and the Registrant (1)
4.10	Employee Stock Option Agreement, dated October 7, 2011, entered into by and between Valentina Babichev and the Registrant (1)
4.11	Consultant Stock Option Agreement, dated October 7, 2011, entered into by and between Y.M. Shum and the Registrant (1)
4.12	Consultant Stock Option Agreement, dated October 7, 2011, entered into by and between Kathleen Cole and the Registrant (1)
4.13	Employee Stock Option Agreement, dated June 18, 2012, entered into by and between Frank C. Ingriselli and the Registrant (1)
4.14	Employee Stock Option Agreement, dated June 18, 2012, entered into by and between Michael L. Peterson and the Registrant (1)
4.15	Employee Stock Option Agreement, dated June 18, 2012, entered into by and between Clark R. Moore and the Registrant (1)
5.1	Opinion of The Loev Law Firm, PC (included with this registration statement)
23.1	Consent of GBH CPAs, PC (included with this registration statement)
23.2	Consent of Ryder Scott Company, L.P. (included with this registration statement)
23.3	Consent of South Texas Reservoir Alliance LLC (included with this registration statement)
23.4	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)

(1)           Previously filed on October 31, 2013 as an exhibit to the Registrant’s Form S-8 Registration Statement and incorporated herein by reference.